Exhibit 23.3

INDEPENDENT AUDITORS’ CONSENT

EPIQ Systems, Inc.:

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-133296 of our report dated December 15, 2005, on the financial statements of nMatrix, Inc. and Affiliates included in the Current Report of EPIQ Systems, Inc. on Form 8-K/A as filed with the SEC on January 30, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Hays & Company LLP
New York, New York
June 14, 2006